Exhibit 3.1

                              ARTICLES OF AMENDMENT

                                       TO

                             ARTICLES OF RESTATEMENT

                                       OF

                        U.S. RESTAURANT PROPERTIES, INC.

      U.S. Restaurant Properties, Inc., a Maryland corporation, hereby certifies to the Maryland State Department of Assessments and Taxation that:

      FIRST: The charter of the corporation is hereby amended as indicated in Exhibit A attached hereto; and

      SECOND: This amendment of the charter of the corporation has been approved by the board of directors in accordance with Sections 2-605 and 2-108 of the Maryland General Corporation Law.

      THIRD: These Articles of Amendment shall be effective 9:01 a.m. Eastern Standard Time on February 25, 2005.

      We, the undersigned President and Secretary of U.S. Restaurant Properties, Inc., swear under penalties of perjury that the foregoing is a corporate act.

Dated this 25th day of February, 2005



                                       /s/ Curtis McWilliams
                                       ---------------------------------
                                       Curtis McWilliams
                                       President and Chief Executive Officer


                                       /s/ Steven D. Shackelford
                                       ---------------------------------
                                       Steven D. Shackelford
                                       Secretary

                                   Exhibit A

                              ARTICLES OF AMENDMENT

                                     TO THE

                             ARTICLES OF RESTATEMENT

                                       OF

                           U.S. RESTAURANT PROPERTIES, INC.

      The text of the proposed amendment is set forth below.

Name Change
------------

      RESOLVED, that II. Article I of the Corporation's Articles of Restatement be amended to read as follows:

                                   "ARTICLE I

                                      NAME

      The name of the Corporation (which is hereinafter call the `Corporation') is:
                           Trustreet Properties, Inc."

Resident Agent Change
----------------------

      RESOLVED,   that  IV.  Article  III  of  the  Corporation's   Articles  of
Restatement be amended to read as follows:

                                  "ARTICLE III

                       PRINCIPAL OFFICE AND RESIDENT AGENT

      The post office address of the principal office of the Corporation in the State of Maryland is 300 E. Lombard Street, Baltimore, Maryland 21202. The name and address of the resident agent of the Corporation in the State of Maryland is The Corporation Trust Incorporated. Said resident agent is a Maryland corporation."

                              ARTICLES OF AMENDMENT

                                       TO

                             ARTICLES OF RESTATEMENT

                                       OF

                        U.S. RESTAURANT PROPERTIES, INC.

      U.S. Restaurant Properties, Inc., a Maryland corporation, hereby certifies to the Maryland State Department of Assessments and Taxation that:

      FIRST: The charter of the corporation is hereby amended as indicated in Exhibit A attached hereto;

      SECOND: This amendment of the charter of the corporation has been approved by the board of directors in accordance with Sections 2-605 and 2-108 of the Maryland General Corporation Law; and

      THIRD: These Articles of Amendment shall be effective 4:00 p.m. Eastern Standard Time on February 24, 2005.

      We, the undersigned President and Secretary of U.S. Restaurant Properties, Inc., swear under penalties of perjury that the foregoing is a corporate act.

Dated this 24th day of February, 2005.

                                           /s/ Robert J. Stetson
                                           ------------------------------
                                           Robert J. Stetson
                                           President and Chief Executive Officer

                                           /s/ Stacy M. Riffe
                                           ------------------------------
                                           Stacy M. Riffe
                                           Chief Financial Officer and Secretary

                                    EXHIBIT A

      FIRST:  The  Restated   Articles  of   Incorporation   (the  "Articles  of
Incorporation") are hereby amended by striking out ARTICLE IV in its entirety and inserting in lieu thereof the following:

                                   ARTICLE IV

                                AUTHORIZED STOCK

            SECTION 4.1 Total Capitalization. The total number of shares of all classes of capital stock that the Corporation has authority to issue is Eight Hundred Million (800,000,000) shares, consisting of (i) One Hundred Million (100,000,000) shares of preferred stock, par value $0.001 per share (the "Preferred Stock"); (ii) Three Hundred Million (300,000,000) shares of common stock, par value $0.001 per share (the "Common Stock"); and (iii) Four Hundred Million (400,000,000) shares of excess stock, par value $0.001 per share (the "Excess Stock"). The aggregate par value of all of the authorized shares of all classes of capital stock having par value is Eight Hundred Thousand Dollars ($800,000). The Board of Directors may classify any unissued shares of capital stock by setting or changing in any one or more respects the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of such shares of stock.

                        U.S. RESTAURANT PROPERTIES, INC.

                             ARTICLES OF RESTATEMENT

      U.S. Restaurant Properties, Inc., a Maryland corporation, having its principal office in Baltimore, Maryland (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

      FIRST: The Corporation desires to restate its Charter as currently in effect as herein provided. The provisions set forth in these Articles of Restatement are all of the provisions of the Charter of the Corporation as currently in effect.

      SECOND: The restatement of the Charter has been approved by a majority of the entire Board of Directors of the Corporation.

      THIRD: The Charter is not amended by these Articles of Restatement.

      FOURTH: The current address of the principal office of the Corporation in the State of Maryland and the name and address of the Corporation's current resident agent are as set forth in the restated Charter of the Corporation. There are six (6) directors currently in office, whose names are as follows:

                Robert J. Stetson                Darrel L. Rolph
                Fred H. Margolin                 David K. Rolph
                Gerald H. Graham                 Eugene G. Taper

      FIFTH: The Charter of the Corporation is hereby restated in its entirety to read as follows:

                                    RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                        U.S. RESTAURANT PROPERTIES, INC.

                                    ARTICLE I

                                      NAME

          The name of the Corporation (which is hereinafter called the "Corporation") is:
                        U.S. Restaurant Properties, Inc.

                                   ARTICLE II

                               PURPOSES AND POWERS

      The purposes for which the Corporation is formed and the business and objects to be carried on and promoted by it are (i) to engage in any lawful act or activity (including, without limitation or obligation, engaging in business as a real estate investment trust under the Internal Revenue Code of 1986, as amended, or any successor statute (the "Code")) for which corporations may be organized under the laws of the State of Maryland as now or hereafter in force and (ii) to engage in any one or more businesses or transactions, or to acquire all or any portion of any entity engaged in any one or more businesses or transactions, which the Board of Directors may from time to time authorize or approve, whether or not related to the business described elsewhere in this Article or to any other business at the time or theretofore engaged in by the Corporation. For purposes of these Articles, "REIT" means a real estate investment trust qualifying under Section 856 through 860 of the Code.

      The foregoing enumerated purposes and objects shall be in no way limited or restricted by reference to, or inference from, the terms of any other clause of this or any other Article of the charter of the Corporation, and each shall be regarded as independent; and they are intended to be and shall be construed as powers as well as purposes and objects of the Corporation and shall be in addition to and not in limitation of the general powers of corporations under the General Laws of the State of Maryland.

                                   ARTICLE III

                       PRINCIPAL OFFICE AND RESIDENT AGENT

      The post office address of the principal office of the Corporation in the State of Maryland is 11 East Chase Street, Baltimore, Maryland 21202. The name and address of the resident agent of the Corporation in the State of Maryland is The Corporation Trust Incorporated, 32 South Street, Baltimore, Maryland 21202. Said resident agent is a Maryland corporation.

                                   ARTICLE IV

                                AUTHORIZED STOCK

      Section 4.1. Total Capitalization. The total number of shares of all classes of capital stock that the Corporation has authority to issue is One Hundred Sixty Five Million (165,000,000) shares, consisting of (i) Fifty Million (50,000,000) shares of preferred stock, par value $0.001 per share (the
"Preferred Stock"); (ii) One Hundred Million (100,000,000) shares of common stock, par value $0.001 per share (the "Common Stock") and (iii) Fifteen Million (15,000,000) shares of excess stock, par value $0.001 per share (the "Excess Stock"). The aggregate par value of all of the authorized shares of all classes of capital stock having par value is One Hundred Sixty Five Thousand Dollars ($165,000). The Board of Directors may classify and reclassify any unissued shares of capital stock by setting or changing in any one or more respects the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of such shares of stock.

      Section 4.2. Preferred Stock. The Preferred Stock may be issued from time to time in one or more series as authorized by the Board of Directors. Prior to the issuance of shares of each such series, the Board of Directors, by resolution and set forth in articles supplementary for such series or otherwise in the Corporation's charter, shall fix the number of shares to be included in each series, and the terms, rights, restrictions and qualifications of the shares of each series. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

                  (i)  The   designation   of  the  series,   which  may  be  by
distinguishing number, letter or title.

                  (ii) The dividend rate on the shares of the series, if any, whether any dividends shall be cumulative and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of the series.

                  (iii) The redemption rights, including conditions and the price or prices, if any, for shares of the series.

                  (iv) The terms and amounts of any sinking fund for the purchase or redemption of shares of the series.

                  (v) The rights of the shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, and the relative rights of priority, if any, of payment of shares of the series.

                  (vi) Whether the shares of the series shall be convertible into shares of any other class or series, or any other security, of the Corporation or any other corporation or other entity, and, if so, the specification of such other class or series of such other security, the conversion price or prices or rate or rates, any adjustments thereof, the date or dates on which such shares shall be convertible and all other terms and conditions upon which such conversion may be made.

                  (vii) Restrictions on the issuance of shares of the same series or of any other class or series.

                  (viii) The voting rights, if any, of the holders of shares of the series.

                  (ix) Any other preferences, rights, restrictions, including restrictions on transferability, and qualification of shares of such class or series, not inconsistent with law and the charter of the Corporation.

      Subject to the express provisions of any other series of Preferred Stock then outstanding, and notwithstanding any other provision of this charter, the Board of Directors may increase or decrease (but not below the number of shares of such series then outstanding) the number of shares, or alter the designation or classify or reclassify any unissued shares of a particular series of Preferred Stock, by fixing or altering, in one or more respects, from time to time before issuing the shares, the terms, rights, restrictions and qualifications of the shares of any such series of Preferred Stock.

         Section 4.3. Common Stock.
                      ------------

        (A) Common Stock Subject to Terms of Preferred Stock. The Common Stock shall be subject to the express terms of any series of Preferred Stock.

        (B) Dividend Rights. Subject to the provisions of law and any preferences of any series of Preferred Stock, the holders of shares of Common Stock shall be entitled to receive such dividends as may be declared by the Board of Directors of the Corporation out of funds legally available therefor.

        (C)  Rights  Upon  Liquidation.   In  the  event  of  any  voluntary  or
involuntary liquidation, dissolution or winding up of the Corporation, the aggregate assets available for distribution to holders of shares of the Common Stock shall be determined in accordance with applicable law. Except as provided below as a consequence of the limitations on distributions to holders of shares of Excess Stock, each holder of shares of Common Stock shall be entitled to receive, ratably with (i) each other holder of shares of Common Stock and (ii) each holder of Excess Stock resulting from the exchange of Common Stock (pursuant to Article VII hereof), that portion of such aggregate assets available for distribution as the number of shares of the outstanding Common Stock held by such holder bears to the total number of shares of outstanding Common Stock and Excess Stock resulting from the exchange of Common Stock (pursuant to Article VII hereof) then outstanding. Anything herein to the contrary notwithstanding, in no event shall the amount payable to a holder of shares of Excess Stock exceed (i) the price per share such holder paid for the Common Stock in the purported Transfer or Acquisition (as those terms are defined in Section 7.1 hereof) or change in capital structure or other transaction or event that resulted in the Excess Stock or (ii) if the holder did not give full value for such Excess Stock (as through a gift, a devise or other event or transaction) a price per share equal to the Market Price (as that term is defined in Section 7.1 hereof) for the shares of the Common Stock on the date of the purported Transfer, Acquisition, change in capital structure or other transaction or event that resulted in such Excess Stock. Any amount available for distribution in excess of the foregoing limitations shall be paid ratably to the holders of shares of Common Stock and other holders of Excess Stock resulting from the exchange of Common Stock to the extent permitted by the foregoing limitations.

        (D) Voting Rights. Except as may be provided in this charter, and subject to the express terms of any series of Preferred Stock, the holders of shares of the Common Stock shall have the exclusive right to vote on all matters (as to which a common stockholder shall be entitled to vote pursuant to applicable law) at all meetings of the stockholders of the Corporation, and shall be entitled to one (1) vote for each share of the Common Stock entitled to vote at such meeting. Shares of Common Stock shall not have cumulative voting rights.

        (E)  Conversion  to  Excess  Stock.   Each  share  of  Common  Stock  is
convertible into Excess Stock as provided in Article VII hereof.

        Section 4.4. Excess Stock. A description of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the Excess Stock of the Corporation is set forth in Article VII hereof and Section 4.3(C) hereof.

        Section 4.5. Rank of Future Series of Capital Stock. For the purposes hereof and of any articles supplementary to the charter providing for the classification or reclassification of any shares of capital stock or of any other charter document of the Corporation (unless otherwise provided in any such articles or document), any class or series of stock of the Corporation shall be deemed to rank:

        (A) prior to another class or series either as to dividends or upon liquidation, if the holders of such class or series shall be entitled to the receipt of dividends or of amounts distributable on liquidation, dissolution or winding up, as the case may be, in preference or priority to holders of such other class or series;

        (B) on a parity with another class or series either as to dividends or upon liquidation, whether or not the dividend rates, divided payment dates or redemption or liquidation price per share thereof be different from those of such others, if the holders of such class or series of stock shall be entitled to receipt of dividends or amounts distributable upon liquidation, dissolution or winding up, as the case may be, in proportion to their respective dividend rates or redemption or liquidation prices, without preference or priority over the holders of such other class or series; and

        (C) junior to another class or series either as to dividends or upon liquidation, if the rights of the holders of such class or series shall be subject or subordinate to the rights of the holders of such other class or series in respect of the receipt of dividends or the amounts distributable upon liquidation, dissolution or winding up, as the case may be.

        Section 4.6. Issuance of Rights to Purchase Securities and Other Property. Subject to the rights of the holders of any series of Preferred Stock, the Board of Directors is hereby authorized to create and to authorize and direct the issuance (on either a pro rata or non-pro rata basis) by the Corporation of rights, options or warrants for the purchase of shares of Equity Stock (as that term is defined in Section 7.1 hereof) of the Corporation, other securities of the Corporation or shares or other securities of any successor in interest of the Corporation (a "Successor"), at such times, in such amounts, to such persons, for such consideration (if any), with such form and content (including without limitation the consideration for which any shares of Equity Stock of the Corporation, other securities of the Corporation, or shares or other securities of any Successor are to be issued) and upon such terms and conditions as it may, from time to time, determine, subject only to the restrictions, limitations, conditions and requirements imposed by the terms of the Maryland General Corporation Law as in effect from time to time or any successor statute thereto (the "MGCL"), other applicable laws and this charter. Without limiting the generality of the foregoing, the authority granted hereby includes the authority to adopt a "rights plan" or similar plan that treats stockholders in a discriminatory or non pro rata manner, based upon the number of shares owned thereby or otherwise.

                                    ARTICLE V

                               BOARD OF DIRECTORS

        Section 5.1. General. The business and affairs of the Corporation shall be managed under the direction of the Board of Directors.

        Section 5.2. Number of Directors. The number of directors shall initially be two (2), which number may be increased or decreased pursuant to the Bylaws of the Corporation, but shall not be less than the number required by the MGCL. Subject to the foregoing and to the express rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the number of directors of the Corporation shall be fixed by the Bylaws of the Corporation and may be increased or decreased from time to time in such a manner as may be prescribed by the Bylaws, but shall never be less than the minimum number permitted by the MGCL now or hereafter in force.

        Section 5.3. Vacancies. Subject to the rights of the holders of any class of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies on the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office, or other cause shall be filled by a majority vote of the stockholders or the directors then in office. A director so chosen by the stockholders shall hold office for the balance of the term then remaining. A director so chosen by the remaining directors shall hold office until the next annual meeting of stockholders, at which time the stockholders shall elect a director to hold office for the balance of the term then remaining. No decrease in the number of directors constituting the Board of Directors shall affect the tenure of office of any director.

                                   ARTICLE VI

                MATTERS RELATING TO THE POWERS OF THE CORPORATION
                       AND ITS DIRECTORS AND STOCKHOLDERS

        The following provisions are hereby adopted for the purpose of defining, limiting and regulating the powers of the Corporation and of the directors and stockholders thereof:

        Section 6.1. Authority as to Bylaws. Except as otherwise provided herein, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, amend or repeal the Bylaws of the Corporation and the Corporation may, in its Bylaws, confer powers on the Board of Directors in addition to those contained herein or conferred by applicable law. Notwithstanding any other provision of this charter or the Bylaws of the Corporation (and notwithstanding the fact that some lesser percentage may be specified by law), the Bylaws shall not be made, repealed, amended or rescinded by the stockholders of the Corporation except by the vote of the holders of not less than two thirds of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a meeting of the stockholders for that purpose (provided that such notice of such proposed adoption, repeal, alteration, amendment or rescission is included in the notice of such meeting), or, as set forth above, by the Board of Directors.

        Section 6.2. Authority as to Stock Issuances. The Board of Directors may authorize the issuance, from time to time, of shares of its stock of any class or series, whether now or hereafter authorized, or securities convertible into shares now or hereafter authorized, for such consideration as the Board of Directors may deem advisable, and without any action by the stockholders, subject to such restrictions or limitations, if any, as may be set forth in this charter or the Bylaws of the Corporation or in the laws of the State of Maryland.

        Section 6.3. Manner of Election. Unless and except to the extent that the Bylaws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

        Section 6.4. Removal of Directors. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors (or remove such additional directors, once elected) under specified circumstances, any director may be removed from office only for cause and only by the affirmative vote of the holders of two thirds of the then-outstanding shares of Equity Stock entitled to vote generally in the election of directors (the "Voting Stock"), voting together as a single class. "Cause," for purposes of this charter, shall mean acts or omissions constituting active and deliberate dishonesty established by a final judgment or actual receipt of an improper benefit or profit in money, property or services.

        Section 6.5. Determinations by Board. The determination as to any of the following matters, made in good faith by or pursuant to the direction of the Board of Directors consistent with the charter of the Corporation and in the absence of actual receipt of an improper benefit in money, property or services or active and deliberate dishonesty established by a court, shall be final and conclusive and shall be binding upon the Corporation and every holder of shares of its stock: (i) the amount of the net income of the Corporation for any period and the amount of assets at any time legally available for the payment of dividends, redemption of its stock or the payment of other distributions on its stock; (ii) the amount of paid-in surplus, net assets, other surplus, annual or other net profit, net assets in excess of capital, undivided profits or excess of profits over losses on sales of assets; (iii) the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves shall have been created shall have been paid or discharged); (iv) the fair value, or any sale, bid or asked priced to be applied in determining the fair value, of any asset owned or held by the Corporation;
(v) any matters relating to the acquisition, holding and disposition of any assets by the Corporation; and (vi) whether and to what extent and what times and places and under what conditions and regulations the books, accounts and documents of the Corporation, or any of them, shall be open to the inspection of stockholders, except as otherwise provided by statute or by the Bylaws, and, except as so provided, no stockholder shall have any right to inspect any book, account or document of the Corporation unless authorized so to do by resolution of the Board of Directors.

        Section 6.6. Reserved Powers of Board. The enumeration and definition of particular powers of the Board of Directors included in this Article VI shall in no way be limited or restricted by reference to or inference from the terms of any other clause of this or any other provision of the charter of the Corporation, or construed or deemed by inference or otherwise in any manner to exclude or limit the powers conferred upon the Board of Directors under the laws of the State of Maryland as now or hereafter in force.

        Section 6.7. REIT Qualification. The Board of Directors shall use its best efforts to cause the Corporation and its stockholders to qualify for U.S. federal income tax treatment in accordance with the provisions of the Code applicable to a REIT. In furtherance of the foregoing, the Board of Directors shall use its best efforts to take such actions as are necessary, and may take such actions as it deems desirable (in its sole discretion) to preserve the status of the Corporation as a REIT; provided, however, that in the event that the Board of Directors determines, in its sole discretion, that it is no longer in the best interests of the Corporation to qualify as a REIT, the Board of Directors may revoke or otherwise terminate the Corporation's REIT election pursuant to Section 856(g) of the Code.

        Section 6.8. Advisor Agreements. Subject to such approval of stockholders and other conditions, if any, as may be required by any applicable statute, rule or regulation, the Board of Directors may authorize the execution and performance by the Corporation of one or more agreements with any person, corporation, association, company, trust, partnership (limited or general) or other organization whereby, subject to the supervision and control of the Board of Directors, any such other person, corporation, association, company, trust, partnership (limited or general) or other organization shall render or make available to the Corporation managerial, investment, advisory and/or related services, office space and other services and facilities (including, if deemed advisable by the Board of Directors, the management or supervision of the investments of the Corporation) upon such terms and conditions as may be provided in such agreement or agreements (including, if deemed fair and equitable by the Board of Directors, the compensation payable thereunder by the Corporation).

        Section 6.9. Related Party Transactions. Without limiting any other procedures available by law or otherwise to the Corporation, the Board of Directors may authorize any agreement of the character described in this Section
6.9 or other transaction with any person, corporation, association, company, trust, partnership (limited or general) or other organization, although one or more of the directors or officers of the Corporation may be a party to any such agreement or an officer, director, stockholder or member of such other party, and no such agreement or transaction shall be invalidated or rendered void or voidable solely by reason of the existence of any such relationship if the existence is disclosed or known to (i) the Board of Directors, and the contract or transaction is approved by the affirmative vote of a majority of the disinterested directors, even if they constitute less than a quorum of the Board; or (ii) the stockholders entitled to vote, and the contract or transaction is approved or ratified by the affirmative vote of a majority of the Voting Stock other than the votes of shares owned of record or beneficially by the interested officer, director or corporation, firm or other entity. Any director of the Corporation who is also a director, officer, stockholder or member of such other entity may be counted in determining the existence of a quorum at any meeting of the Board of Directors considering such matter.

        Section 6.10. No Cumulative Rights. Except as may be expressly provided with respect to any class or series of Preferred Stock, stockholders of the Corporation shall not have cumulative voting rights in the election of directors.

         Section 6.11. No Preemptive Rights. Except as may be expressly provided with respect to any class or series of Preferred Stock, no holders of stock of the Corporation, of whatever class or series, shall have any preemptive right to subscribe for the purchase of any shares of stock of any class or series or for the purchase of any securities convertible into shares of stock of any class or series of the Corporation other than such rights, if any, as the Board of Directors, in its sole discretion, may determine, and for such consideration as the Board of Directors, in its sole discretion, may fix; and except as may be expressly provided with respect to any class or series of Preferred Stock, any shares of stock of any class or series of convertible securities which the Board of Directors may determine to offer for subscription to the holders of stock may, as the Board of Directors shall determine in its sole discretion, be offered to holders of any then-existing class, classes or series of stock or other securities to the exclusion of holders of any or all other then-existing classes or series of securities.

        Section 6.12. Consideration of All Relevant Factors. The Board of Directors shall, in connection with the exercise of its business judgment involving a Business Combination (as defined in Section 3 601 of the Corporations and Associations Article of the Annotated Code of Maryland) or any actual or proposed transaction which would or may involve a change in control of the Corporation (whether by purchases of shares of stock or any other securities of the Corporation in the open market, or otherwise, tender offer, merger, consolidation, dissolution, liquidation, sale of all or substantially all of the assets of the Corporation, proxy solicitation or otherwise), in determining what is in the best interests of the Corporation and its stockholders and in making any recommendation to its stockholders, give due consideration to all relevant factors, including, but not limited to (A) the economic effect, both immediate and long term, upon the Corporation's stockholders, including stockholders, if any, who do not participate in the transaction; (B) the social and economic effect on the employees, customers of, and others dealing with, the Corporation and its subsidiaries and on the communities in which the Corporation and its subsidiaries operate or are located; (C) whether the proposal is acceptable based on the historical and current operating results or financial condition of the Corporation; (D) whether a more favorable price could be obtained for the Corporation's stock or other securities in the future; (E) the reputation and business practices of the offeror and its management and affiliates as they would affect the employees of the Corporation and its subsidiaries; (F) the future value of the stock or any other securities of the Corporation; (G) any antitrust or other legal and regulatory issues that are raised by the proposal; and (H) the business and financial condition and earnings prospects of the acquiring person or entity, including, but not limited to, debt service and other existing financial obligations, financial obligations to be incurred in connection with the acquisition, and other likely financial obligations of the acquiring person or entity. If the Board of Directors determines that any proposed Business Combination (as defined in Section 3 601 of the Corporations and Associations Article of the Annotated Code of Maryland) or actual or proposed transaction which would or may involve a change in control of the Corporation should be rejected, it may take any lawful action to defeat such transaction, including, but not limited to, any or all of the following: advising stockholders not to accept the proposal; instituting litigation against the party making the proposal; filing complaints with governmental and regulatory authorities; acquiring the stock or any of the securities of the Corporation; selling or otherwise issuing authorized but unissued stock, other securities or granting options or rights with respect thereto; acquiring a company to create an antitrust or other regulatory problem for the party making the proposal; and obtaining a more favorable offer from another individual or entity.

        Section 6.13. Stockholder Proposals. For any stockholder proposal to be presented in connection with an annual meeting of stockholders of the Corporation, including any proposal relating to the nomination of a director to be elected to the Board of Directors of the Corporation, the stockholders must have given timely written notice thereof in writing to the Secretary of the Corporation in the manner and containing the information required by the Bylaws. Stockholder proposals to be presented in connection with a special meeting of stockholders will be presented by the Corporation only to the extent required by
Section 2 502 of the Corporations and Associations Article of the Annotated Code of Maryland.

        Section 6.14. Required Vote. Notwithstanding any provision of law requiring the authorization of any action by a greater proportion than a majority of the total number of shares of all classes of capital stock or of the total number of shares of any class of capital stock, such action shall be valid and effective if authorized by the affirmative vote of the holders of a majority of the total number of shares of all classes outstanding and entitled to vote thereon, except as otherwise provided in this charter.

                                   ARTICLE VII

                RESTRICTIONS ON OWNERSHIP, TRANSFER, ACQUISITION
                            AND REDEMPTION OF SHARES

        Section 7.1. Definitions. For purposes of this charter, the following terms shall have the following meanings:

        "Acquire" shall mean the acquisition of Beneficial Ownership or Constructive Ownership of shares of Equity Stock by any means, including, without limitation, the exercise of any rights under any option, warrant, convertible security, pledge or other security interest or similar right to acquire shares, but shall not include the acquisition of any such rights unless, as a result, the acquirer would be considered a Beneficial Owner or Constructive Owner. The terms "Acquires" and "Acquisition" shall have correlative meanings.

        "Beneficial Ownership" shall mean ownership of shares of Equity Stock by an individual who would be treated as an owner of such shares under Section 542(a)(2) of the Code, either directly or constructively through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code. For purposes of this definition, the term "individual" also shall include any organization, trust or other entity that is treated as an individual for purposes of Section 542(a)(2) of the Code. The terms "Beneficial Owner," "Beneficially Own," "Beneficially Owns" and "Beneficially Owned" shall have correlative meanings.

        "Beneficiary" shall mean, with respect to any Trust, one or more organizations described in each of Section 170(b)(1)(A) (other than clauses
(vii) or (viii) thereof) and Section 170(c)(2) of the Code that are named by the Corporation as the beneficiary or beneficiaries of such Trust, in accordance with the provisions of Section 7.2(G) hereof.

        "Board  of  Directors"   shall  mean  the  Board  of  Directors  of  the
Corporation.

        "Bylaws" shall mean the Bylaws of the Corporation, as the same are in effect from time to time.

        "Closing Price" on any day shall mean the last sale price, regular way on such day, or, if no such sale takes place on that day, the average of the closing bid and asked prices, regular way, in either case as reported on the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange, or if the affected class or series of Equity Stock is not so listed or admitted to trading, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange (including the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation System) on which the affected class or series of Equity Stock is listed or admitted to trading or, if the affected class or series of Equity Stock is not so listed or admitted to trading, the last quoted price or, if not quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or, if such system is no longer in use, the principal automated quotation system then in use or, if the affected class or series of Equity Stock is not so quoted by any such system, the average of the closing bid and asked prices as furnished by a professional market maker selected by the Board of Directors making a market in the affected class or series of Equity Stock, or, if there is no such market maker or such closing prices otherwise are not available, the fair market value of the affected class or series of Equity Stock as of such day, as determined by the Board of Directors in its discretion.

        "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto. Reference to any provision of the Code shall mean such provision as in effect from time to time, as the same may be amended, and any successor provision thereto, as interpreted by any applicable regulations as in effect from time to time.

        "Common Stock Ownership Limit" shall mean 9.8% of the outstanding shares of Common Stock of the Corporation, subject to adjustment pursuant to Section
7.10 hereof.

        "Constructive Ownership" shall mean ownership of shares of Equity Stock by a Person who would be treated as an owner of such shares, either actually or constructively, directly or indirectly, through the application of Section 318 of the Code, as modified by Section 856(d)(5) thereof. The terms "Constructive Owner," "Constructively Own," "Constructively Owns" and "Constructively Owned" shall have correlative meanings.

        "Equity Stock" shall mean collectively stock of the Corporation that is either Common Stock or Preferred Stock.

        "Excess Stock" shall mean shares of Equity Stock Beneficially Owned by any Person in excess of the Ownership Limit or in violation of any of the restrictions described in paragraphs (B), (C), (D) and (E) of Section 7.2 hereof.

        "Existing   Holder"  shall  mean  QSV   Properties,   Inc.,  a  Delaware
corporation, and its successors and assigns.

        "Existing Holder Limit" shall mean 12% of the outstanding Common Stock of the Corporation, subject to adjustment pursuant to Section 7.9 hereof and to the limitations contained in Section 7.11 hereof. For purposes of the application of the Existing Holder Limit, the Existing Holder shall be deemed to own the sum of (A) the Common Stock Beneficially Owned or Constructively Owned by the Existing Holder and (B) the Common Stock the Existing Holder would Beneficially Own or Constructively Own upon exercise of any conversion right, option or other right (without regard to any temporal or other restrictions on the exercise thereof) to directly or indirectly Acquire Beneficial Ownership or Constructive Ownership of Common Stock. For purposes of determining the Existing Holder Limit, the shares of Common Stock outstanding shall be deemed to include the maximum number of shares that the Existing Holder may Beneficially Own and Constructively Own pursuant to any conversion right, option or other right (without regard to any temporal or other restrictions on the exercise thereof). From the date of the Initial Public Offering and prior to the Restriction Termination Date, the Secretary of the Corporation, or such other person as shall be designated by the Board of Directors, shall maintain and, upon request, make available to the Existing Holder or the Board of Directors, a schedule which sets forth the then-current Existing Holder Limit.

        "Initial Public Offering" shall mean the closing of the sale of shares of Common Stock pursuant to the Corporation's first effective registration statement for such Common Stock, filed under the Securities Act of 1933, as amended.

        "Market Price" on any day shall mean the average of the Closing Prices for the ten (10) consecutive Trading Days immediately preceding such day (or those days during such 10-day period for which Closing Prices are available).

        "Non Transfer Event" shall mean an event (other than a purported Transfer) that would cause (A) any Person (other than the Existing Holder with respect to Common Stock) to Beneficially Own or Constructively Own Equity Stock in excess of the Ownership Limit or (B) the Existing Holder to Beneficially Own or Constructively Own Common Stock in excess of the Existing Holder Limit, including, but not limited to, the granting of any option or entering into any agreement for the Transfer or other disposition of Equity Stock or the Transfer or other disposition of any securities or rights convertible into or exchangeable for Equity Stock.

        "Ownership Limit" shall mean the Common Stock Ownership Limit or the Preferred Stock Ownership Limit, or both, as the context may require.

        "Permitted Transferee" shall mean any Person designated as a Permitted Transferee in accordance with the provisions of Section 7.13 hereof.

        "Person" shall mean an individual, corporation, partnership, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity, or a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

        "Preferred Stock Ownership Limit" shall mean 9.8% of the outstanding shares of a particular series of Preferred Stock of the Corporation, subject to adjustment pursuant to Section 7.10 hereof.

        "Prohibited Owner" shall mean, with respect to any purported Transfer or Non Transfer Event, any Person who, but for the provisions of Section 7.2(B),
(C), (D) or (E) hereof would own record title to the shares of Equity Stock.

        "Restriction Termination Date" shall mean the first day after the date of the Initial Public Offering on which the Board of Directors determines that it is no longer in the best interests of the Corporation to attempt, or continue, to qualify as a REIT.

        "Trading Day" shall mean a day on which the principal national securities exchange on which the affected class or series of Equity Stock is listed or admitted to trading is open for the transaction of business or, if the affected class or series of Equity Stock is not listed or admitted to trading, shall mean any day other than a Saturday, Sunday or other day on which banking institutions in the State of Texas are authorized or obligated by law or executive order to close.

        "Transfer" shall mean any sale, transfer, gift, hypothecation, assignment, devise or other disposition of a direct or indirect interest in
Equity Stock or the right to vote or receive dividends on Equity Stock (including (A) the granting of any option (including any option to acquire an option or any series of such options) or entering into any agreement for the sale, transfer or other disposition of Equity Stock or the right to vote or receive dividends on Equity Stock or (B) the sale, transfer, assignment or other disposition of any securities or rights convertible into or exchangeable for Equity Stock (including the exchange rights ("Exchange Rights"), if any, granted under each of the Third Amended and Restated Agreement of Limited Partnership of U.S. Restaurant Properties Master L.P., as the same may be amended or restated from time to time, and the Third Amended and Restated Agreement of Limited Partnership of U.S. Restaurant Properties Operating L.P., as the same may be amended or restated from time to time (collectively, the "Partnership Agreements"), to the limited partners thereunder, to acquire Common Stock), whether voluntary or involuntary, of record, constructively or beneficially, and whether by operation of law or otherwise. The terms "Transfers," "Transferred" and "Transferable" shall have correlative meanings.

        "Trust" shall mean the trust created pursuant to Section 7.2(G).

        Section 7.2. Ownership and Transfer Limitations.

        (A) Except as provided in Sections 7.8 and 7.17 hereof, from the date of the Initial Public Offering and prior to the Restriction Termination Date, (i) no Person (other than the Existing Holder) shall Beneficially Own or
Constructively  Own  shares  of  Common  Stock in  excess  of the  Common  Stock
Ownership   Limit;   (ii)  the  Existing   Holder  shall  not   Beneficially  or
Constructively Own shares of Common Stock in excess of the Existing Holder Limit; and (ii) no Person shall Beneficially Own or Constructively Own shares of any series of Preferred Stock in excess of the Preferred Stock Ownership Limit.

        (B) Except as provided in Sections 7.8 and 7.17 hereof, from the date of the Initial Public Offering and prior to the Restriction Termination Date, any Transfer, Acquisition, change in the capital structure of the Corporation or other purported change in Beneficial Ownership or Constructive Ownership of Equity Stock or other event or transaction that, if effective, would result in
(i) any Person (other than the Existing Holder with respect to Common Stock) Beneficially Owning or Constructively Owning Equity Stock in excess of the applicable Ownership Limit or (ii) the Existing Holder Beneficially Owning or Constructively Owning Common Stock in excess of the Existing Holder Limit shall be void ab initio as to the Transfer, Acquisition, change in the capital structure of the Corporation or other purported change in Beneficial Ownership or Constructive Ownership or other event or transaction with respect to that number of shares of Equity Stock which would otherwise be Beneficially Owned or Constructively Owned by such Person in excess of the applicable Ownership Limit, and the intended transferee, shall acquire no rights in such number of shares of Equity Stock.

        (C) Except as provided in Sections 7.8 and 7.17 hereof, from the date of the Initial Public Offering and prior to the Restriction Termination Date, any Transfer, Acquisition, change in the capital structure of the Corporation or other purported change in Beneficial Ownership or Constructive Ownership (including actual ownership) of shares of Equity Stock or other event or transaction that, if effective, would result in the Equity Stock being actually owned by fewer than 100 Persons (determined without reference to any rules of attribution) shall be void ab initio as to the Transfer, Acquisition, change in the capital structure of the Corporation or other purported change in Beneficial Ownership or Constructive Ownership (including actual ownership) or other event or transaction with respect to that number of shares of Equity Stock which otherwise would be owned by the transferee, and the intended transferee or subsequent owner (including a Beneficial Owner or Constructive Owner) shall acquire no rights in such number of shares of Equity Stock.

        (D) Except as provided in Sections 7.8 and 7.17 hereof, from the date of the Initial Public Offering and prior to the Restriction Termination Date, any Transfer, Acquisition, change in the capital structure of the Corporation or other purported change in Beneficial Ownership or Constructive Ownership of shares of Equity Stock or other event or transaction that, if effective, would cause the Corporation to fail to qualify as a REIT by reason of being "closely held" within the meaning of Section 856(h) of the Code or otherwise, directly or indirectly, would cause the Corporation to fail to qualify as a REIT shall be void ab initio as to the Transfer, Acquisition, change in the capital structure of the Corporation or other purported change in Beneficial Ownership or Constructive Ownership or other event or transaction with respect to that number of shares of Equity Stock which would cause the Corporation to be "closely held" within the meaning of Section 856(h) of the Code or otherwise, directly or indirectly, would cause the Corporation to fail to qualify as a REIT, and the intended transferee shall acquire no rights in such number of shares of Equity Stock.

        (E) Except as provided in Sections 7.8 and 7.17 hereof, from the date of the Initial Public Offering and prior to the Restriction Termination Date, any Transfer, Acquisition, change in capital structure of the Corporation or other purported change in Beneficial Ownership or Constructive Ownership of shares of Equity Stock or other event or transaction that, if effective, would (i) cause the Corporation to own (directly or Constructively) 10% or more of the ownership interests in a tenant of the Corporation's real property, within the meaning of
Section 856(d)(2)(B) of the Code and (ii) cause the Corporation to fail to satisfy any of the gross income requirements of Section 856(c) of the Code, shall be void ab initio as to the Transfer, Acquisition, change in capital Structure of the Corporation or other purported change in Beneficial Ownership or Constructive Ownership or other event or transaction with respect to that number of shares of Equity Stock which would cause the Corporation to own (directly or Constructively) 10% or more of the ownership interests in a tenant of the Corporation's real property, within the meaning of Section 856(d)(2)(B) of the Code, and the intended transferee shall acquire any no rights in such number of shares of Equity Stock.

        (F) It is expressly intended that the restrictions on ownership and transfer described in this Section 7.2 shall apply to the Exchange Rights. Notwithstanding any of the provisions of the Partnership Agreements to the contrary, a partner of U.S. Restaurant Properties Master L.P. or U.S. Restaurant Properties Operating L.P. shall not be entitled to effect an exchange of an interest in U.S. Restaurant Properties Master L.P. or U.S. Restaurant Properties Operating L.P. into shares of Common Stock if the Beneficial Ownership or Constructive Ownership of such shares of Common Stock would be prohibited under the provisions of this Section 7.2.

        (G) (i) If,  notwithstanding  the  other  provisions  contained  in this
Article VII, from the date of the Initial Public Offering and prior to the Restriction Termination Date, there is a purported Transfer, Acquisition, change in capital structure of the Corporation, other purported change in Beneficial Ownership or Constructive Ownership of shares of Equity Stock or other event or transaction such that (a) any Person (other than the Existing Holder with respect to Common Stock) would either Beneficially Own or Constructively Own Equity Stock in excess of the Ownership Limit or (b) the Existing Holder would Beneficially Own or Constructively Own Common Stock in excess of the Existing Holder Limit, then, (x) except as otherwise provided in Sections 7.8 and 7.17 hereof, the purported transferee shall acquire no right or interest (or, in the case of a Non Transfer Event, the person holding record title to the Equity Stock Beneficially Owned or Constructively Owned by such Beneficial Owner or Constructive Owner, shall cease to own any right or interest) in such number of shares of Equity Stock which would cause such Beneficial Owner or Constructive Owner to Beneficially Own or Constructively Own shares of Equity Stock in excess of the Ownership Limit or the Existing Holder Limit, as applicable, (y) such number of shares of Equity Stock in excess of the Ownership Limit or the Existing Holder Limit, as applicable (rounded up to the nearest whole share), shall be designated as Excess Stock and, in accordance with the provisions of
Section 7.13 hereof, transferred automatically and by operation of law to a trustee (the "Trustee") in its capacity as Trustee of a trust (the "Trust") for the benefit of one or more Beneficiaries to be held in accordance with that
Section 7.13 and (z) the Prohibited Owner shall submit such number of shares of Equity Stock to the Corporation for registration into the name of the Trust. Such transfer to a Trust and the designation of shares as Excess Stock shall be effective as of the close of business on the business day prior to the date of the Transfer or Non Transfer Event, as the case may be.

            (ii) If,  notwithstanding  the other  provisions  contained  in this
Section 7.2, at any time after the date of the Initial Public Offering and prior to the Restriction Termination Date, there is a purported Transfer or Non Transfer Event that, if effective, would (a) result in the shares of Equity Stock being Beneficially Owned (directly or Constructively) by fewer than 100 Persons (determined without reference to any rules of attribution), (b) result in the Corporation being "closely held" within the meaning of Section 856(h) of the Code or (c) cause the Corporation to own (directly or Constructively) 10% or more of the ownership interests in a tenant of the Corporation's real property, within the meaning of Section 856(d)(2)(B) of the Code, then (x) the purported transferee shall acquire no right or interest (or, in the case of a Non Transfer Event, the person holding record title of the Equity Stock with respect to which such Non Transfer Event occurred, shall cease to own any right or interest) in such number of shares of Equity Stock, the ownership of which by such purported transferee or record holder would (1) result in the shares of Equity Stock being beneficially owned by fewer than 100 Persons (determined without reference to any rules of attribution), (2) result in the Corporation being "closely held" within the meaning of Section 856(h) of the Code or (3) cause the Corporation to own (directly or Constructively) 10% or more of the ownership interests in a tenant of the Corporation's real property, within the meaning of Section 856(d)(2)(B) of the Code, (y) such number of shares of Equity Stock (rounded up to the nearest whole share) shall be designated as Excess Stock and, in accordance with the provisions of Section 7.13 hereof, transferred automatically and by operation of law to the Trust to be held in accordance with that Section
7.13 and (z) the Prohibited Owner shall submit such number of shares of Equity Stock to the Corporation for registration into the name of the Trust. Such transfer to a Trust and the designation of shares as Excess Stock shall be effective as of the close of business on the business day prior to the date of the Transfer or Non Transfer Event.

            (iii) The Trustee shall be appointed by the Corporation and shall be a Person unaffiliated with either the Corporation or any Prohibited Owner. The Trustee may be an individual or a bank company duly licensed to conduct a trust business.

            (iv) By written notice to the Trustee, the Corporation shall, within two days of the discovery of Excess Stock, designate one or more nonprofit organizations to be the Beneficiary of the interest in the Trust relating to such Excess Stock if the shares of Equity Stock held in the Trust would not violate the Ownership Limit in the hands of such Beneficiary.

        (H) A  Transfer  of a share of Equity  Stock that is null and void under
Section 7.2(B), (C), (D) or (E) hereof because it could, if effective, result in
(i) any Person (other than the Existing Holder with respect to Common Stock) Beneficially Owning or Constructively Owning Equity Stock in excess of the Ownership Limit, (ii) the Existing Holder either Beneficially Owning or Constructively Owning shares of Common Stock in excess of the Existing Holder Limit, (iii) the shares of Equity Stock being Beneficially Owned by fewer than 100 Persons (determined without reference to any rules of attribution), (iv) the Corporation being "closely held" within the meaning of Section 856(h) of the Code or (v) the Corporation otherwise failing to qualify as a REIT, shall not adversely affect the validity of the Transfer of any other share of Equity Stock in the same or any other related transaction.

        Section 7.3. Remedies For Breach. If the Board of Directors or its designee shall at any time determine in good faith that a Transfer, Acquisition, or change in the capital structure of the Corporation or other purported change in Beneficial Ownership or Constructive Ownership or other event or transaction has taken place in violation of Section 7.2 hereof or that a Person intends to Acquire or has attempted to Acquire Beneficial Ownership or Constructive Ownership of any shares of Equity Stock in violation of Section 7.2 hereof, the Board of Directors or its designee shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer, Acquisition, or change in the capital structure of the Corporation or other attempt to Acquire Beneficial Ownership or Constructive Ownership of any shares of Equity Stock or other event or transaction, including, but not limited to, refusing to give effect thereto on the books of the Corporation or instituting injunctive proceedings with respect thereto; provided that any Transfers, Acquisitions, events or actions in violation of Section 7.2 hereof shall be void ab initio and automatically result in the conversion described in Section 7.2(G) hereof, irrespective of any action (or non action) by the Board of Directors or its designees.

        Section 7.4. Notice of Restricted Transfer. Any Person who Acquires or attempts to Acquire Beneficial Ownership or Constructive Ownership of shares of Equity Stock in violation of Section 7.2 hereof and any Person who Beneficially Owns or Constructively Owns Excess Stock immediately shall give written notice to the Corporation, or, in the event of a proposed or attempted Transfer or Acquisition or purported change in Beneficial Ownership or Constructive Ownership, shall give at least fifteen (15) days prior written notice to the Corporation, of such event and shall promptly provide to the Corporation such other information as the Corporation, in its sole discretion, may request in order to determine the effect, if any, of such Transfer, attempted Transfer, Acquisition, attempted Acquisition or other purported change in Beneficial Ownership or Constructive Ownership on the Corporation's status as a REIT.

        Section 7.5. Owners Required To Provide Information. From the date of the Initial Public Offering and prior to the Restriction Termination Date:

        (A) Every Beneficial Owner or Constructive Owner of more than 5%, or such lower percentage or percentages as determined pursuant to regulations under the Code or as may be requested by the Board of Directors in its sole discretion, of the outstanding shares of any class or series of Equity Stock of the Corporation annually shall, no later than January 31 of each calendar year, give written notice to the Corporation stating (i) the name and address of such Beneficial Owner or Constructive Owner; (ii) the number of shares of each class or series of Equity Stock Beneficially Owned or Constructively Owned; and (iii) a description of how such shares are held. Each such Beneficial Owner or Constructive Owner promptly shall provide to the Corporation such additional information as the Corporation, in its sole discretion, may request in order to determine the effect, if any, of such Beneficial Ownership or Constructive Ownership on the Corporation's status as a REIT and to ensure compliance with the applicable Ownership Limit or the Existing Holder Limit and other restrictions set forth herein.

        (B) Each Person who is a Beneficial Owner or Constructive Owner of Equity Stock and each Person (including the stockholder of record) who is holding Equity Stock for a Beneficial Owner or Constructive Owner promptly shall provide to the Corporation such information as the Corporation, in its sole discretion, may request in order to determine the Corporation's status as a REIT, to comply with the requirements of any taxing authority or other governmental agency, to determine any such compliance or to ensure compliance with the applicable Ownership Limit or the Existing Holder Limit and other restrictions set forth herein.

        Section 7.6. Remedies Not Limited. Nothing contained in this Article VII except Section 7.16 hereof shall limit the scope or application of the provisions of this Article VII, the ability of the Corporation to implement or enforce compliance with the terms hereof or the authority of the Board of Directors to take any such other action or actions as it may deem necessary or advisable to protect the Corporation and the interests of its stockholders by preservation of the Corporation's status as a REIT and to ensure compliance with the applicable Ownership Limit or the Existing Holder Limit and other restrictions set forth herein, including, without limitation, refusal to give effect to a transaction on the books of the Corporation.

        Section 7.7. Ambiguity. In the case of ambiguity in the application of any of the provisions of this Article VII, including any definition contained in
Section 7.1 hereof, the Board of Directors shall have the power and authority, in its sole discretion, to determine the application of the provisions of this
Article VII with respect to any situation, based on the facts known to it.

        Section 7.8. Exceptions. The Ownership Limit shall not apply to the acquisition of shares of Equity Stock by an underwriter that participates in a public offering of such shares for a period of 180 days following the purchase by such underwriter of such shares, provided that the restrictions contained in Sections 7.2(B), (C), (D) and (E) hereof will not be violated following the distribution by such underwriter of such shares. In addition, the Board of Directors, upon receipt of a ruling from the Internal Revenue Service, an opinion of counsel or other evidence satisfactory to the Board of Directors, in its sole discretion, in each case to the effect that the restrictions contained in Sections 7.2(B), (C), (D) and (E) hereof will not be violated, may waive or change, in whole or in part, the application of the applicable Ownership Limit with respect to any Person that is not an individual, as such term is defined in
Section 542(a)(2) of the Code. In connection with any such waiver or change, the Board of Directors may require such representations and undertakings from such Person or affiliates and may impose such other conditions, as the Board of Directors deems necessary, advisable or prudent, in its sole discretion, to determine the effect, if any, of the proposed transaction or ownership of Equity Stock on the Corporation's status as a REIT.

        Section 7.9. Reduction of Existing Holder Limit. The Board of Directors may reduce the Existing Holder Limit, with the written consent of the Existing Holder, after (A) any Transfer permitted in this Article VII by the Existing Holder or (B) whenever there is a change in the number of shares of Common Stock outstanding.

        Section 7.10. Increase in Ownership Limit. Subject to the limitations contained in Section 7.11 hereof, the Board of Directors may from time to time increase the Ownership Limit.

        Section 7.11. Limitations on Modifications.

        (A) The Ownership Limit for a class or series of Equity Stock may not be increased and no additional ownership limitations may be created if, after giving effect to such increase or creation the Corporation would be "closely held" within the meaning of Section 856(h) of the Code (assuming ownership of shares of Equity Stock by all Persons equal to the greatest of (i) the actual ownership, (ii) the Beneficial Ownership of Equity Stock by each Person or (iii) the applicable Ownership Limit with respect to such Person, and assuming the ownership by the Existing Holder of shares of Common Stock equal to the Existing Holder Limit and shares of any series of Preferred Stock equal to the Preferred Stock Ownership Limit).

        (B) Prior to any modification of the Ownership Limit or the Existing Holder Limit with respect to any Person, the Board of Directors may require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary, advisable or prudent, in its sole discretion, in order to determine or ensure the Corporation's status as a REIT.

        (C) The Existing Holder Limit may not be increased.

        Section 7.12. Legend. Each certificate for shares of Equity Stock shall bear substantially the following legend:

              "The securities represented by this certificate are subject to restrictions on transfer and ownership for the purpose of maintenance of the Corporation's status as a real estate investment trust (a "REIT") under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code"). Except as otherwise provided pursuant to the Charter of the Corporation, no Person may (i) Beneficially Own or Constructively Own shares of Common Stock of the Corporation in excess of 8.75% (or such greater percent as may be determined by the Board of Directors of the Corporation) of the outstanding shares of such Common Stock (except in such circumstances as the Existing Holder Limit shall apply); (ii) Beneficially Own or Constructively Own shares of any series of Preferred Stock of the Corporation in excess of 9.8% (or such greater percent as may be determined by the Board of Directors of the Corporation) of the outstanding shares of such series of Preferred Stock; or (iii) Beneficially Own or Constructively Own shares of Equity Stock (of any class or series) which would result in the shares of Equity Stock being Beneficially Owned by fewer than 100 Persons, the Corporation being "closely held" under Section 856(h) of the Code or in the Corporation owning (directly or Constructively) 10% or more of the ownership interests in a tenant of the Corporation's real property, within the meaning of Section 856(d)(2)(B) of the Code. Any Person who has Beneficial Ownership or Constructive Ownership, or who Acquires or attempts to Acquire Beneficial Ownership or Constructive Ownership of Common Stock and/or Preferred Stock in excess of the above limitations and any Person who Beneficially Owns or Constructively Owns Excess Stock as a transferee of shares of Common Stock or Preferred Stock resulting in an exchange for Excess Stock (as described below) immediately must notify the Corporation in writing or, in the event of a proposed or attempted Transfer or Acquisition or purported change in the Beneficial Ownership or Constructive Ownership, must give written notice to the Corporation at least fifteen (15) days prior to the proposed or attempted transfer, transaction or other event. Any Transfer or Acquisition of shares of Common Stock and/or Preferred Stock or other event which results in violation of the ownership or transfer limitations set forth in the Corporation's Charter shall be void ab initio and the intended transferee shall not have or Acquire any rights in such shares of Common Stock and/or Preferred Stock. If the transfer and ownership limitations referred to herein are violated, the shares of Common Stock or Preferred Stock represented hereby automatically will be designated as shares of Excess Stock to the extent of violation of such limitations, and such shares of Excess Stock will be held in trust, all as provided by the Corporation's Charter. All capitalized terms used in this legend have the meanings identified in the Corporation's Charter, as the same may be amended from time to time, a copy of which, including the restrictions on transfer, will be sent without charge to each stockholder who so requests."

        Section 7.13. Ownership In Trust.

        (A) Any shares of Equity Stock transferred to a Trust and designated as Excess Stock pursuant to Section 7.2(G) hereof shall be held for the exclusive benefit of the Beneficiary. Any transfer to a Trust, and subsequent designation of shares of Equity Stock as Excess Stock pursuant to Section 7.2(G) hereof, shall be effective as of the close of business on the business day prior to the date of the Transfer or Non Transfer Event that results in the transfer to the Trust. Excess Stock shall remain issued and outstanding shares of Equity Stock of the Corporation and shall be entitled to the same rights and privileges on identical terms and conditions as all other issued and outstanding shares of Equity Stock of the same class and series. When transferred to a Permitted Transferee in accordance with the provisions of Section 7.13(E) hereof, such Excess Stock shall cease to be designated as Excess Stock.

        (B) The Trust, as record holder of Excess Stock, shall be entitled to receive all dividends and distributions as may be declared by the Board of Directors on such shares of Equity Stock and shall hold such dividends or distributions in trust for the benefit of the Beneficiary. The Prohibited Owner with respect to Excess Stock shall repay to the Trust the amount of any dividends or distributions received by it that (i) are attributable to any shares of Equity Stock designated as Excess Stock and (ii) the record date for which was on or after the date that such shares became Excess Stock. The Corporation shall take all measures that it determines reasonably necessary to recover the amount of any such dividend or distribution paid to a Prohibited Owner, including, if necessary, withholding any portion of future dividends or distributions payable on shares of Equity Stock Beneficially Owned or Constructively Owned by the Person who, but for the provisions of Section 7.2 hereof, would Constructively Own or Beneficially Own the Excess Stock; and, as soon as reasonably practicable following the Corporation's receipt or withholding thereof, shall pay over to the Trust for the benefit of the Beneficiary the dividends or distributions so received or withheld, as the case may be.

        (C)  In  the  event  of  any  voluntary  or   involuntary   liquidation,
dissolution or winding up of, or any distribution of the assets of, the Corporation, each holder of Excess Stock shall be entitled to receive, ratably with each other holder of shares of Equity Stock of the same class or series, that portion of the assets of the Corporation which is available for distribution to the holders of such class or series of Equity Stock. The Trust shall distribute to the Prohibited Owner the amounts received upon such liquidation, dissolution or winding up, or distribution; provided, however, that the Prohibited Owner shall not be entitled to receive amounts pursuant to this
Section 7.13(C) in excess of, (i) in the case of a purported Transfer in which the Prohibited Owner gave value for the shares of Equity Stock and which Transfer resulted in the transfer of the shares to the Trust, the price per share, if any, such Prohibited Owner paid for the shares of Equity Stock and,
(ii) in the case of a Non Transfer Event or Transfer in which the Prohibited Owner did not give value for such shares (e.g., if the shares were received through a gift or devise) and which Non Transfer Event or Transfer, as the case may be, resulted in the transfer of shares to the Trust, the price per share equal to the Market Price on the date of such Non Transfer Event or Transfer. Any remaining amount in such Trust shall be distributed to the Beneficiary.

        (D) The Trustee shall be entitled to vote all Excess Stock. Any vote by a Prohibited Owner as a holder of shares of Equity Stock prior to the discovery by the Corporation that the shares of Equity Stock are Excess Stock shall, subject to applicable law be rescinded and shall be void ab initio with respect to such Excess Stock and the Prohibited Owner shall be deemed to have given, as of the close of business on the business day prior to the date of the purported Transfer or Non Transfer Event that results in the transfer to the Trust of shares of Equity Stock under Section 7.2(G) hereof, an irrevocable proxy to the Trustee to vote the Excess Stock in the manner in which the Trustee, in its sole and absolute discretion, desires.

        (E) The Trustee shall have the exclusive and absolute right to designate a Permitted Transferee of any and all Excess Stock. In an orderly fashion so as not to materially adversely affect the Market Price of the Excess Stock, the Trustee shall designate any Person as a Permitted Transferee; provided, however, that (i) the Permitted Transferee so designated purchases for valuable consideration (whether in a public or private sale), at a price as set forth in
Section 7.15 hereof, the Excess Stock and (ii) the Permitted Transferee so designated may acquire such Excess Stock without such acquisition resulting in a transfer to a Trust and the redesignation of such shares of Equity Stock so acquired as Excess Stock under Section 7.2(G) hereof. Upon the designation by the Trustee of a Permitted Transferee in accordance with the provisions of this
Section 7.13(E), the Trustee shall (a) cause to be transferred to the Permitted Transferee that number of shares of Excess Stock acquired by the Permitted Transferee, (b) cause to be recorded on the books of the Corporation that the Permitted Transferee is the holder of record of such number of shares of Equity Stock, (c) cause the shares of Excess Stock to be cancelled and (d) distribute to the Beneficiary any and all amounts held with respect to the shares of Excess Stock after making the payment to the Prohibited Owner pursuant to Section 7.13(F) hereof.

        (F) Any Prohibited Owner shall be entitled (following discovery of the Excess Stock and subsequent designation of the Permitted Transferee in accordance with Section 7.13(E) hereof or following the acceptance of the offer to purchase such shares in accordance with Section 7.15 hereof) to receive from the Trustee following the sale or other disposition of such Excess Stock the lesser of (i) in the case of (a) a purported Transfer in which the Prohibited Owner gave value for shares of Equity Stock and which Transfer resulted in the transfer of the shares to the Trust, the price per share, if any, such Prohibited Owner paid for the shares of Equity Stock, or (b) a Non Transfer Event or Transfer in which the Prohibited Owner did not give value for such shares (e.g., if the shares were received through a gift or devise) and which Non Transfer Event or Transfer, as the case may be, resulted in the transfer of shares to the Trust, the price per share equal to the Market Price on the date of such Non Transfer Event or Transfer and (ii) the price per share received by the Trustee from the sale or other disposition of such Excess Stock in accordance with Section 7.13(E) hereof. Any amounts received by the Trustee in respect of such Excess Stock and in excess of such amounts to be paid the Prohibited Owner pursuant to this Section 7.13(F) shall be distributed to the Beneficiary in accordance with the provisions of Section 7.13(E) hereof. Each Beneficiary and Prohibited Owner waive any and all claims that they may have against the Trustee and the Trust arising out of the disposition of Excess Stock, except for claims arising out of the gross negligence or willful misconduct of, or any failure to make payments in accordance with this Section 7.13, by such Trustee or the Corporation.

        (G) If any of the Transfer restrictions set forth in this Section 7.13 or any application thereof is determined to be void, invalid or unenforceable by any court having jurisdiction over the issue, the Prohibited Owner may be deemed, at the option of the Corporation, to have acted as the agent of the Corporation in acquiring the Excess Stock as to which such restrictions would otherwise, by their terms, apply and to hold such Excess Stock on behalf of the Corporation.

        Section 7.14. Rights in Excess Stock. Excess Stock held or purported to be held by any Person or Persons shall, automatically and without the necessity of any action by the Board of Directors or otherwise, (A) be voted in accordance with the provisions of Section 7.13 hereof, (B) have any dividends and distributions in respect of such Excess Stock placed in the Trust at the time of the payment thereof for payment in accordance with the provisions of Section
7.13 hereof, (C) be subject to repurchase or resale on behalf of the holder as set forth in Section 7.15 hereof and (D) be considered held in Trust by the Trustee in accordance with the provision of Section 7.13 hereof.

        Section 7.15. Purchase Right in Excess Stock. Shares of Excess Stock shall be deemed to have been offered for sale to the Corporation or its designee at a price per share equal to the lesser of (A) the price per share in the transaction that created such Excess Stock (or, in the case of a devise, gift or Non Transfer Event, the Market Price at the time of such devise, gift or Non Transfer Event) or (B) the Market Price of the Equity Stock exchanged for such Excess Stock on the date the Corporation or its designee accepts such offer. Subject to the satisfaction of any applicable requirements of the General Laws of the State of Maryland, the Corporation and its assignees shall have the right to accept such offer for a period of ninety (90) days after the later of (i) the date of the purported Transfer, Acquisition, change in capital structure of the Corporation or purported change in Beneficial Ownership or Constructive Ownership or other event or transaction which resulted in such Excess Stock and
(ii) the date on which the Board of Directors determines in good faith that a Transfer, Acquisition, change in capital structure of the Corporation or purported change in Beneficial Ownership or Constructive Ownership or other event or transaction resulting in Excess Stock has occurred, if the Corporation does not receive a notice pursuant to Section 7.4 hereof.

        Section 7.16. Settlements. Notwithstanding any provision contained herein to the contrary, nothing in this charter shall preclude the settlement of any transaction entered into through the facilities of the New York Stock Exchange.

        Section 7.17. Waiver. The Corporation shall have authority at any time to waive the requirements that Excess Stock be issued or be deemed outstanding in accordance with the provisions of this Article VII if the Corporation determines, based on an opinion of tax counsel, that the issuance of such Excess Stock or the fact that such Excess Stock is deemed to be outstanding would jeopardize the status of the Corporation as a REIT.

        Section 7.18. Severability. If any provision of this Article VII or any application of any such provision is determined in a final and unappealable judgment to be void, invalid or unenforceable by any Federal or state court having jurisdiction over the issue, the validity and enforceability of the remaining provisions shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.

                                  ARTICLE VIII

                       DIRECTORS' AND OFFICERS' LIABILITY

        To the fullest extent permitted by Maryland statutory or decisional law, as amended or interpreted, no director or officer of the Corporation shall be personally liable to the Corporation or to its stockholders for money damages. No amendment of the charter of the Corporation or repeal of any of its provisions, nor the adoption or amendment of any provision of the Bylaws of the Corporation inconsistent with this Article VIII, shall apply to, affect, limit or eliminate in any respect the benefits provided to directors and officers under this provision with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

                                   ARTICLE IX

                                 INDEMNIFICATION

        The Corporation shall provide any indemnification permitted by the laws of the State of Maryland and shall indemnify directors, officers, agents and employees as follows: (A) the Corporation shall indemnify its directors and officers, whether serving the Corporation or at its request and any other entity, to the full extent required or permitted by the General Laws of the State of Maryland now or hereafter in force, including the advance of expenses under the procedures and to the full extent permitted by law and (B) the Corporation shall indemnify other employees and agents, whether serving the Corporation or at its request any other entity, to such extent as shall be authorized by the Board of Directors or the Bylaws and be permitted by law. The foregoing rights of indemnification shall not be exclusive of any other rights to which those seeking indemnification may be entitled. The Board of Directors may take such action as is necessary to carry out these indemnification provisions and is expressly empowered to adopt, approve and amend from time to time such bylaws, resolutions or contracts implementing such provisions or such further indemnification arrangements as may be permitted by law. No amendment of the charter of the Corporation or repeal of any of its provisions shall limit or eliminate the right to indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal or shall limit or eliminate the rights granted under indemnification agreements entered into by the Corporation and its directors, officers, agents and employees.

                                    ARTICLE X

                                    AMENDMENT

        The Corporation reserves the right from time to time to make any amendments of its charter which may now or hereafter be authorized by law, including any amendments changing the terms or contract rights, as expressly set forth in its charter, of any of its outstanding stock by classification, reclassification or otherwise, but no such amendment which changes such terms or contract rights of any of its outstanding stock shall be valid unless such amendment shall have been authorized by not less than a majority of the aggregate number of the votes entitled to be cast thereon, by a vote at a meeting or in writing with or without a meeting; provided, however, that any amendment to, repeal of or adoption of any provision inconsistent with Articles V, VI and VII hereof shall have been authorized by not less than two thirds of the aggregate votes entitled to be cast thereon (considered for this purpose as a single class), by vote at a meeting or in writing with or without a meeting and provided further that any amendment or repeal of Articles VIII or IX hereof or this Article X shall not adversely affect any right or protection existing hereunder immediately prior to such amendment or repeal.

                                   ARTICLE XI

                           SPECIAL VOTING REQUIREMENTS

        Pursuant to Section 3 603(e)(1)(iii) of the MGCL, the Corporation expressly elects not to be governed by the provisions of Section 3 602 of the MGCL with respect to any business combination (as defined in Section 3 601 of the MGCL) involving QSV Properties, Inc., a Delaware corporation ("QSV"), or any present or future affiliates, associates or any other person or persons acting in concert or as a group with such entity or any present or future affiliates or associates (as such terms are defined in Section 3 601 of the MGCL) of QSV, or any other person acting in concert or as a group with it.

        The provisions of Title 3, Subtitle 7 of the MGCL shall not apply to the voting rights of Stock presently or in the future owned or acquired by QSV or any present or future affiliates associated or other person acting in concert or as a group with such person or any present or future affiliates or associates (as such terms are defined in Section 3 601 of the MGCL) of QSV, or other person acting in concert or as a group with it.

                                   ARTICLE XII

                                  MISCELLANEOUS

        Section 12.1. Duration. The duration of the Corporation shall be perpetual.

        Section 12.2. Severability. If any provision of this charter or any application of any such provision is determined to be void, invalid or unenforceable by any court having jurisdiction over the issue, the validity and enforceability of the remainder of this charter shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.

        IN WITNESS WHEREOF, U.S. Restaurant Properties, Inc. has caused these presents to be signed in its name and on its behalf by its President and witnessed by its Secretary on November 11, 1997.

WITNESS:                                        U.S. RESTAURANT PROPERTIES, INC.


/s/Fred H. Margolin                             By:/s/ Robert J. Stetson
------------------------------------            ----------------------------
Fred H. Margolin, Secretary                     Robert J. Stetson, President


        THE UNDERSIGNED, President of U.S. Restaurant Properties, Inc., who executed on behalf of the Corporation the foregoing Articles of Restatement of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles of Restatement to be the corporate act of said Corporation and hereby certifies that to the best of his knowledge, information, and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

                                         /s/Robert J. Stetson
                                         -------------------------------------
                                            Robert J. Stetson, President